Exhibit 31.4

MANAGEMENT CERTIFICATION

I, Kerry A. Shiba, certify that:

1.                                      I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Wesco Aircraft Holdings, Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated:	January 6, 2020

/s/ KERRY A. SHIBA

Name:	Kerry A. Shiba
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)